NOTICE & PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement	☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ALTAIR NANOTECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTAIR NANOTECHNOLOGIES INC.
204 Edison Way
Reno, Nevada 89502
U.S.A.

MANAGEMENT INFORMATION CIRCULAR
AND PROXY STATEMENT
APRIL 14, 2008

Solicitation of Proxies

THIS MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT (THE “INFORMATION CIRCULAR”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF ALTAIR NANOTECHNOLOGIES INC. (THE “CORPORATION”) OF PROXIES TO BE USED AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE CORPORATION TO BE HELD AT THE TIME AND PLACE AND FOR THE PURPOSES SET FORTH IN THE ENCLOSED NOTICE OF MEETING (THE “MEETING”).  This Information Circular, the notice of Meeting attached hereto, and the accompanying form of proxy and the Annual Report of the Corporation for the year ended December 31, 2007 are first being mailed to the shareholders of the Corporation on or about April 29, 2008. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by email, by facsimile or by telephone by officers and employees of the Corporation without additional compensation therefor.  If one or more shareholders files a proxy statement or solicits proxies in opposition to the recommendations of the board of directors of the Corporation (the “Board of Directors” or the “Board”), the Corporation may engage outside solicitors to assist with its solicitation of proxies.  Details regarding any such engagement would be set forth in a supplement to this Information Circular.

The cost of solicitation by management will be borne directly by the Corporation.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Common Shares of the Corporation (“Common Shares”) held by such persons, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

Appointment and Revocation of Proxies

The persons named in the enclosed form of proxy are officers and/or directors of the Corporation.  A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO REPRESENT HIM AT THE MEETING MAY DO SO either by inserting such person’s name in the blank space provided in that form of proxy or by completing another proper form of proxy and, in either case, depositing the completed proxy at the office of the transfer agent indicated on the enclosed envelope not later than 48 hours (excluding Saturdays and holidays) before the time of holding the Meeting, or by delivering the completed proxy to the chairman on the day of the Meeting or adjournment thereof.

A proxy given pursuant to this solicitation may be revoked by instrument in writing, including another proxy bearing a later date, executed by the shareholder or by his attorney authorized in writing, and deposited either at the Corporation’s principal office located at 204 Edison Way, Reno, Nevada at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting, or adjournment thereof, or in any other manner permitted by law.

Voting of Proxies

THE COMMON SHARES REPRESENTED BY A DULY COMPLETED PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE SHAREHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF THE SHAREHOLDER SPECIFIES A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON, SUCH COMMON SHARES WILL BE VOTED ACCORDINGLY.  UNLESS OTHERWISE INDICATED ON THE FORM OF PROXY, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN FAVOUR OF PERSONS DESIGNATED IN THE PRINTED PORTION OF THE ENCLOSED FORM OF PROXY WILL BE VOTED (I) TO ELECT MANAGEMENT’S SIX NOMINEES FOR DIRECTOR, AND (II) TO APPOINT PERRY SMITH LLP AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.  The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of Meeting, or other matters which may properly come before the Meeting.  At the time of printing this Information Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

Voting Securities and Principal Holders of Voting Securities

The authorized capital of the Corporation consists of an unlimited number of Common Shares.  As of March 31, 2008, the Corporation had 84,502,576 Common Shares issued and outstanding,

The Corporation shall make a list of all persons who are registered holders of Common Shares on March 31, 2008 (the “Record Date”) and the number of Common Shares registered in the name of each person on that date.  Each shareholder is entitled to one vote for each Common Share registered in his name as it appears on the list.

One-third of the outstanding Common Shares entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Meeting.  Abstentions will be counted as “represented” for purposes of determining the presence or absence of a quorum.  Complete broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on any of the matters to be considered at the Meeting, will not be counted as “represented” for the purpose of determining the presence or absence of a quorum.

To the knowledge of the directors and executive officers of the Corporation, as of March 31, 2008, only one holder, Al Yousuf LLC, directly or indirectly, exercises control or direction of over more than 10% of the Common Shares outstanding.  According to a Schedule 13D filed by Al Yousuf, LLC and affiliates on December 17, 2007, the affiliate group beneficially owns 11,895,038 Common Shares representing 14.1% of the outstanding Common Shares at March 31, 2008.

Under the Canada Business Corporations Act (the “CBCA”), once a quorum is established, in connection with the election of directors, the six nominees receiving the highest number of votes will be elected.  In order to approve the proposal in respect of the appointment of independent auditors the votes cast in favour of such proposal must exceed the votes cast against.  Abstentions and broker non-votes will not have the effect of being considered as votes cast against any of the matters considered at the Meeting.

Exchange Rate Information

The following exchange rates represent the noon buying rate in New York City for cable transfers in Canadian dollars (CDN. $), as certified for customs purposes by the Federal Reserve Bank of New York.  The following table sets forth, for each of the years indicated, the period end exchange rate, the average rate (i.e. the average of the exchange rates on the last day of each month during the period), and the high and low exchange rates of the U.S. Dollar (U.S. $) in exchange for the Canadian Dollar (CDN. $) for the years indicated below, based on the noon buying rates.

For the Year Ended December 31,
	2007	2006	2005	2004	2003
(Each U.S. Dollar Purchases the Following Number of Canadian dollars)
High	1.1852	1.1726	1.2703	1.3970	1.5750
Low	0.9168	1.0989	1.1507	1.1775	1.2923
Average	1.0734	1.1340	1.2083	1.2984	1.3916
Year End	0.9881	1.1652	1.1656	1.2034	1.2923

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Articles of Continuance of the Corporation (the “Articles”) provide that the Board may consist of a minimum of three and a maximum of nine directors, to be elected annually.  Each director will hold office until the next annual meeting or until his successor is duly elected unless his office is earlier vacated in accordance with the by-laws of the Corporation.  Pursuant to the Articles, the Board has been empowered to set the size of the Board, subject to any limitations set forth in the Articles or the CBCA.  The Articles provide that the Board may, between meetings of shareholders, appoint one or more additional directors, but only if, after such appointment, the total number of directors would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders. The entire Board is currently composed of seven directors but will be reduced to six directors effective as of the Meeting.

Certain information with respect to the six nominees of the Board for election as directors is set forth in the table below:

Name & Province/State and Country	Office with Corporation	Period of Service as a Director	Number of Common Shares Beneficially Owned or Over Which Control or Direction is Exercised as of March 31, 2007(1)

Michel Bazinet	Director (B) (C)	Since 2004	17,803
Quebec, Canada

Jon N. Bengtson	Chairman (A)	Since 2003	107,490(2)
Nevada, U.S.A.

George Hartman	Director (A) (C)	Since 1997	118,790(3)
Ontario, Canada

Robert Hemphill	Director	Since 2007	906,856(4)
Maryland, U.S.A.

Pierre Lortie	Director(A) (B) (C)	Since 2006	28,115
Quebec, Canada

Robert G. van Schoonenberg	Director(A) (B) (C)	Since April 2008	10,000(5)
California, U.S.A.

(A)          Member of Audit Committee
(B)          Member of Compensation, Corporate Governance and Nominations Committee (the “Compensation and Nominating Committee”)
(C)          Member of Strategy Review Committee

(1)
The information as to Common Shares beneficially owned or over which control or direction is exercised is not within the knowledge of the Corporation and has been furnished by the respective nominees individually.  This information includes all Common Shares issuable pursuant to the exercise of options that are exercisable within 60 days of March 31, 2008.  This information does not include any Common Shares subject to options that are not exercisable within 60 days of March 31, 2008 or subject to options that vest only upon the occurrence of events, such as a rise in the market price of the Common Shares, outside of the control of the optionee.

(2)	Includes 75,000 Common Shares subject to options granted to Mr. Bengtson pursuant to the Corporation’s 1998 Stock Option Plan (the “1998 Plan”).
(3)	Includes 85,000 Common Shares subject to options granted to Mr. Hartman pursuant to the 1998 Plan. Includes 500 Common Shares owned by Julie Bredin, the spouse of Mr. Hartman.
(4)
The owner of record of 895,523 of these shares is The AES Corporation; however, Mr. Hemphill has voting control and investment discretion over these securities.  Mr. Hemphill has no direct financial interest in such securities and disclaims beneficial ownership of these securities.  Also includes 1,333 Common Shares vested through the dates noted in (1) above, subject to options granted to Mr. Hemphill pursuant to the Corporation’s 2005 Stock Incentive Plan (Amended and Restated) (the “2005 Plan”).

(5)
Includes 10,000 Common Shares the Corporation has agreed to issue as of April 15, 2008 pursuant to the 2005 Plan.  Of these shares, 5,000 are subject to no risk of forfeiture and 5,000 will be forfeited if Mr. van Schoonenberg does not serve as Director for at least a one-year term.

IF ANY OF THE NOMINEES IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

Set forth below is a description of each of the directors of the Corporation who is nominated for election at the Meeting and each of the executive officers of the Corporation, including their principal occupations for the past five years.

Directors

Michel Bazinet, 52, has been a director of the Corporation since July 2004.  Since January 2003, Dr. Bazinet has been chairman & chief executive officer of privately held Replicor, Inc., which develops new antiviral therapies. Prior to his involvement with Replicor, Inc., from 1996 to 2000, Dr. Bazinet was the founder and medical director of Mediconsult, a healthcare knowledge company. Mediconsult completed its initial public offering in 1999 and was ultimately acquired by The Cybear Group in 2000.  Dr. Bazinet, a board-certified urologist, received his MD from Sherbrooke University. He completed his residency at McGill University, Montreal, and has been a research fellow at Memorial Sloan-Kettering Cancer Center, New York. Dr. Bazinet, a former assistant professor of both urology and oncology at McGill University, is also an accomplished speaker, medical industry author and consultant.  Dr. Bazinet is on the board of directors of Bioniche Life Sciences Inc., shares of which are traded on the Toronto Stock Exchange.

Jon N. Bengtson, 64, has been a director of the Corporation since July 2003 and was appointed Chairman of the Board in June 2004. He served as the chairman of the board of The Sands Regent Hotel Casino until its acquisition in January, 2007 and served as chairman of the board of Radica Games Limited until its acquisition by Mattel, Inc. in October 2006.  Mr. Bengtson began his career with Harrah's Entertainment, Inc., where he served for nine years in various management positions, including vice president of management information systems. He joined International Game Technology in 1980 as vice president, chief financial officer and director and was subsequently promoted to vice president of marketing in 1982. Mr. Bengtson joined The Sands Regent Hotel Casino in June 1984 and served in various positions, including vice president of finance and administration, chief financial officer, treasurer and director, senior vice president and director, executive vice president, chief operating officer and director until December 1993. In January 1994, he joined Radica Games Limited as vice president and chief financial officer and was appointed president and chief executive officer of Radica USA Ltd. in December 1994 and served as chairman of the board from January 1996 until October 2006. Mr. Bengtson was a founder and chief financial officer of ShareGate, Inc., a venture funded telecommunications equipment company from March 1996 until October 2001. Mr. Bengtson is also the founder and director for Pinyon Technology, a start-up technology corporation developing wireless smart antenna networking technology. He holds a bachelors degree in business administration and a master of business administration from the University of Nevada, Reno.

George E. Hartman, 59, was elected a director of the Corporation in March 1997.  From 1995 until 1998, Mr. Hartman served as president of Planvest Pacific Financial Corp., a Vancouver-based financial planning firm with U.S. $1 billion of assets under management.  Mr. Hartman also served on the board of directors of the parent firm, Planvest Capital Corp. (TSE:PLV).  From 1998 until 2000, Mr. Hartman was senior vice president of Financial Concept Group until the firm’s sale to Assante Corporation, a North American financial services industry consolidator.  At that time, he became chief executive officer of PlanPlus Inc., Canada’s oldest firm specializing in the development and distribution of wealth management software.  Mr. Hartman remains a director and major shareholder of PlanPlus Inc.  In April 2004, Mr. Hartman joined The Covenant Group, a management-consulting firm where he served as executive vice-president until December 2007. In January 2008, Mr. Hartman became the president of Market Logistics Inc., a firm which provides executive consulting services.  Mr. Hartman is the author of Risk is a Four-Letter Word-The Asset Allocation Approach to Investing (1992) and its sequel; Risk is STILL a Four Letter Word (2000).  Mr. Hartman holds a masters of business administration from Wilfred Laurier University in Waterloo, Ontario.

Robert F. Hemphill, Jr., 64, has been a director of the Corporation since May 2007.  Mr. Hemphill is president and chief executive officer of AES Solar.  Mr. Hemphill has served as executive vice president of The AES Corporation (AES:NYSE) since 2005. AES is one of the world’s largest global power companies with operations in 26 countries on five continents. Mr. Hemphill joined AES in 1981 and has held a series of senior leadership positions, including serving as AES’s executive vice president of global development from 2003 to 2004. Earlier in his tenure, he participated in or oversaw the development of many of AES’s earliest projects.  Mr. Hemphill resigned from The AES Corporation in June 1996 and subsequently returned in January 2003.  Mr. Hemphill also served as a member of the AES board of directors from June 1996 to February 2004.  From 1995 to 2002, Mr. Hemphill served as the Managing Director of Toucan Capital Fund II, L.P., a $120 million private venture capital fund focused on seed and early-stage life science and advanced technology investments. Prior to joining AES in 1981, Mr. Hemphill held senior management positions with the Tennessee Valley Authority, US Department of Energy and the Office of Management and Budget.  Mr. Hemphill holds a bachelor’s degree in political science from Yale University, a masters in political science from the University of California, Los Angeles, and a masters of business administration from The George Washington University.

Pierre Lortie, 61, has been a director of the corporation since June, 2006. Since May 2006, Mr. Lortie has served as Senior Business Advisor to Fraser Milner Casgrain LLP, one of Canada's leading full service business law firms serving both Canadian and international clients. From June 2004 to December 2005, Mr. Lortie was the President of the Transition Committee of the Agglomeration of Montreal.  Since April 2004, Mr. Lortie has served as the President of G&P Montrose, a management consulting company.  Mr. Lortie worked at Bombardier from April 1990 to December 2003, where he served as president and COO of Bombardier’s transportation, capital, international and regional aircraft aerospace groups.  Mr. Lortie has held several positions in the technology field, including Chairman of the Centre for Information Technology Innovation and Vice Chairman of Canada’s National Advisor Board on Science and Technology.  Mr. Lortie was a representative of the Prime Minister of Canada on the APEC Business Advisory Council (ABAC) from 1999 to 2004. He currently serves as chairman of the board of Country Style Food Services, a private corporation engaged in quick food restaurant services, and is a director of Dynaplas, a private corporation engaged in precision injection moulding manufacturing for the automotive industry, and Group Canam (TSX-V:CAM), a public corporation engaged in the design and fabrication of construction products and solutions.  A professional engineer, Mr. Lortie holds a bachelor’s degree in applied sciences in engineering physics from Université Laval, a degree in applied economics from the Université de Louvain, Belgium, and a masters of business administration with honors from the University of Chicago.  Mr. Lortie was appointed Member of the Order of Canada in 2001.

Robert G. van Schoonenberg, 61, has been a director since April 2008.  Mr. van Schoonenberg is executive vice president, chief legal officer, and secretary to the board of directors of Avery Dennison Corporation (AVY:NYSE), a manufacturer of pressure-sensitive labeling materials, office products and retail tag and branding systems with 2007 sales of $6.3 billion and more than 30,000 employees in over 60 countries.  He joined Avery Dennison in 1981 as vice president, general counsel, and secretary, and was promoted to senior vice president in 1996 and executive vice president in 2000.  Prior to joining Avery Dennison, Mr. van Schoonenberg was with Gulf Oil Corporation for seven years, where he was regional attorney in Los Angeles (1974 -79) and a key member of its corporate general counsel’s staff in Pittsburgh (1979 -81).  Mr. van Schoonenberg is a director on the board of Guidance Software, Inc. (GUID:NASDAQ) and is a chair of its nominating and governance committee and a member of the compensation committee.  Mr. van Schoonenberg is chairman and chief executive officer of BayPoint Capital Partners, LLC, a private equity/advisory firm located in Newport Beach, California. Mr. van Schoonenberg is also chairman of the board of Premiere Entertainment, LLC, one of BayPoint Capital’s portfolio companies.  Mr. van Schoonenberg serves as chairman and president (or managing director) of most of Avery Dennison’s 200+ domestic and international subsidiary corporations.  Mr. van Schoonenberg is a director on the western region advisory board of FM Global, a leading multinational mutual property casualty company.  Mr. van Schoonenberg is a trustee of Southwestern University Law School, a past director of the University of Wisconsin Graduate School of Business Advisory Board and a trustee of the Avery Dennison Foundation.  Mr. van Schoonenberg serves on the board of the Los Angeles Sports Council and has served in a leadership role and on the board of a number of other national and local civic, charitable, and professional organizations.  Mr. van Schoonenberg’s educational background includes a bachelor of arts (economics) from Marquette University, a masters of business administration (finance) from the University of Wisconsin, and a juris doctorate from the University of Michigan Law School.  He served in the United States Army, military intelligence, in Munich, Germany (1969-71).

Executive Officers

The executive officers of the Corporation are Terry M. Copeland, John C. Fallini, Bruce J. Sabacky, Stephen A. Balogh, Douglas K. Ellsworth, and Jeffrey A. McKinney.  On February 27, 2008, Alan J. Gotcher was terminated as an officer of the Corporation, and the Board of Directors appointed Terry M. Copeland as President. On April 7, 2008, John Fallini was appointed as Chief Financial Officer of the Corporation, replacing Edward Dickinson, who remains employed as Senior Director Programs and Contracts.  Certain information regarding Messrs. Copeland, Fallini, Sabacky, Balogh, Ellsworth, and McKinney follows.

Terry M. Copeland, 56, was appointed President of the Corporation in February 2007.  Dr. Copeland joined Altair Nanotechnologies on November 13, 2007 as Vice President, Operations for the Power and Energy business unit of Altairnano, Inc., the operating subsidiary through which the Corporation conducts its nanotechnology business.  Dr. Copeland’s duties have included leading global operations and supply chain management for Altairnano’s lithium titanate battery products.  Prior to joining Altair Nanotechnologies, Dr. Copeland worked as a general manufacturing and technical consultant from 2004 through the end of 2007.  From 2000 through 2003, Dr. Copeland was the vice president of product development at Millennium Cell, Inc., a development stage company working with alternative fuels.  From 1992 through 2000, Dr. Copeland worked for Duracell, a leading consumer battery company, where he held positions as director of product development (1998-2000), plant manager (1995-1998) and director of engineering (1992-1995). Dr. Copeland also worked for E.I. DuPont De Nemours & Co., Inc. from 1978 to 1992, where his positions included research engineer, technical manager and manufacturing manager.  Dr. Copeland earned a BChE in chemical engineering from the University of Delaware and earned a Ph.D. in chemical engineering from the Massachusetts Institute of Technology.

John C. Fallini, 59, joined the Corporation on April 7, 2008 as the Chief Financial Officer.  Prior to joining the Corporation, Mr. Fallini served as the chief financial officer for Alloptic, Inc., a private corporation that produces passive optical network access equipment for the telecommunications industry from January 2007 to March 2008.  From 2004 through 2006, Mr. Fallini was an independent consultant specializing in financial services.  From 2000 through 2003, Mr. Fallini served as the chief financial officer for Informative, Inc., a private corporation that sold customer voice management software that allowed real time dialogue with customers via the internet.  Mr. Fallini obtained a bachelor of science in engineering and applied science from the University of California, Los Angeles and a masters of business administration in finance with high honors from the Oklahoma City University

Bruce J. Sabacky, 57, was appointed Chief Technology Officer of the Corporation in June, 2006.  Dr. Sabacky was appointed Vice President of Research and Engineering for Altairnano, Inc., the operating subsidiary through which the Corporation conducts its nanotechnology business, in October 2003.  Dr. Sabacky joined Altairnano, Inc. in January 2001 as Director of Research and Engineering.  Prior to that, he was the manager of process development at BHP Minerals Inc.’s Center for Minerals Technology from 1996 to 2001, where he was instrumental in developing the nanostructured materials technology.  Dr. Sabacky was the technical superintendent for Minera Escondida Ltda. from 1993 to 1996 and was a principal process engineer with BHP from 1991 to 1993.  Prior to that, he held senior engineering positions in the minerals and metallurgical industries.  Dr. Sabacky obtained bachelor of science and master of science degrees in metallurgical engineering from the South Dakota School of Mines and Technology and a Ph.D. in materials science & mineral engineering with minors in chemical engineering and mechanical engineering from the University of California, Berkeley.

Stephen A. Balogh, 61, joined the Corporation as Vice President, Human Resources, in July 2006.  In 2001, Mr. Balogh founded PontusOne, providing executive search and consulting services to technology companies, where he continued to work through 2007. Before founding PontusOne, Mr. Balogh was a managing partner of David Powell, Inc., a Silicon Valley based executive search firm from 1997 to 2001. Previously, Mr. Balogh served more than 23 years in various managerial positions at Raychem Corporation, a multibillion-dollar, international material science company.  In his last position, he served as Raychem’s corporate vice president of human resources from 1990 through 1996. From 1984 to 1990 at Raychem, Mr. Balogh was general manager for Chemelex, a worldwide division of Raychem. His extensive global business experience with Raychem includes expatriate assignments in both Brussels and Paris. Mr. Balogh holds a bachelor of science degree and a Dean’s Certificate of Advanced Engineering Study in chemical engineering from Cornell University and a masters of business administration from the Stanford Graduate School of Business.

Douglas K. Ellsworth, 54, was appointed Vice President of Life Sciences in February 2007.  From June 2003 through February 2007 Mr. Ellsworth served as President, Altairnano, Inc., the operating subsidiary through which the Corporation conducts its nanotechnology business and has served as Senior Vice President of the Corporation from March 2004 through February 2007.  Mr. Ellsworth previously held various other positions with Altairnano. Inc.  Prior to joining the Corporation, Mr. Ellsworth was the manager of technical support for the BHP Inc. Center for Minerals Technology in Reno, Nevada from 1984 through 1999. Mr. Ellsworth began work at BHP in 1984 as the chief chemist. Mr. Ellsworth worked as a chemist and manager at Skyline Labs in Colorado and Alaska from 1975 to 1979 and as a chemist for Utah International, Inc.'s Minerals Laboratory in Sunnyvale California from 1979-1984. Mr. Ellsworth received his bachelor of science degree in chemistry and geology from the State University of New York College, Oneonta.

Jeffrey A. McKinney, 47, was appointed Vice President and Chief Patent Counsel in April 2007.  Prior to joining the Corporation, Dr. McKinney was special counsel at Sheppard Mullin Richter & Hampton LLP from 2004 to 2007, where he was a key member of the firm's life science steering committee.  During his career, Mr. McKinney led West Coast nanotechnology and pharmaceutical business development as counsel at Burnes Doane Swecker & Mathis LLP from 2003 to 2004.  Dr. McKinney gained in-house experience as intellectual property counsel at Alexza Pharmaceuticals, Inc. (ALXA:NASDAQ), a public medical device company from 2001 to 2003.  Dr. McKinney is a graduate of Stanford Law School, holds a Ph.D. in chemistry from The Ohio State University and was an NIH Postdoctoral Fellow at Stanford University.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information with respect to beneficial ownership of Common Shares as of March 31, 2008 by the Corporation’s former Chief Executive Officer, former Chief Financial Officer and by the three other most highly compensated continuing executive officers during 2007 (collectively, the “named executive officers”), by each of the directors of the Corporation, by all current officers and directors of the Corporation as a group and by each person known to the Corporation to beneficially own 5% or more of the outstanding Common Shares. Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the Common Shares identified as beneficially owned.  The Corporation is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Corporation.

Title of Class	Name of Officer or Director	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)

Common	Alan J. Gotcher (Former President, Former Chief Executive Officer and Director)	844, 480(3)	1.0%

Common	Edward H. Dickinson (Former Chief Financial Officer, Current Senior Director Programs and Contracts, and Secretary)	365,165(4)	*

Common	Douglas K. Ellsworth (Vice President, Life Sciences)	106,963(5)	*

Common	Jeffrey A. McKinney (Vice President and Chief Patent Counsel)	48,209(6)	*

Common	Bruce J. Sabacky (Vice President and Chief Technology Officer)	149,690(7)	*

Common	Michel Bazinet (Director)	17,803	*

Common	Jon N. Bengtson (Director)	107,490 (8)	*

Common	George Hartman (Director)	118,790 (9)	*

Common	Robert F. Hemphill, Jr. (Director)	906,856 (10)	1.1%

Common	Pierre Lortie (Director)	28,115	*

Common	Robert G. van Schoonenberg (Director)	10,000(11)	*

Common	All Directors and Officers as a Group	2,703,561 (12)	3.2%
	(11 persons)

Title of Class	Name and Address of 5% Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Common	Al Yousuf LLC
	Sheikh Zayed Road	11,895,038(13)	14.1%
	Dubai, United Arab Emirates

* Represents less than 1% of the outstanding Common Shares.

(1)
Includes all Common Shares issuable pursuant to the exercise of options and warrants that are exercisable within 60 days of March 31, 2008.  Does not include any Common Shares subject to options that are not exercisable within 60 days of March 31, 2008 or subject to options that vest only upon the occurrence of events, such as a rise in the market price of the Common Shares, outside of the control of the optionee.

(2)
Based on 84,502,576 Common Shares outstanding as of March 31, 2008.  Common Shares underlying options, warrants or other convertible or exercisable securities are, to the extent exercisable within 60 days of March 31, 2008, deemed to be outstanding for purposes of calculating the percentage ownership of the owner of such convertible securities, but not for purposes of calculating any other person’s percentage ownership.

(3)
Includes 300,000 Common Shares subject to options granted to Mr. Gotcher pursuant to the 1998 Plan and 373,474 Common Shares subject to options granted to Mr. Gotcher pursuant to the 2005 Plan.  Includes 5,265 Common Shares owned by his wife and 1,050 Common Shares owned by his adult stepson, with respect to which Mr. Gotcher disclaims beneficial ownership.

(4)	Includes 211,200 Common Shares subject to options granted to Mr. Dickinson pursuant to the 1998 Plan and 138,562 Common Shares subject to options granted to Mr. Dickinson pursuant to the 2005 Plan.
(5)	Includes 27,200 Common Shares subject to options granted to Mr. Ellsworth pursuant to the 1998 Plan and 40,059 Common Shares subject to options granted to Mr. Ellsworth pursuant to the 2005 Plan.
(6)	Includes 37,500 Common Shares subject to options granted to Mr. McKinney pursuant to the 2005 Plan.
(7)	Includes 25,000 Common Shares subject to options granted to Mr. Sabacky pursuant to the 1998 Plan and 111,574 Common Shares subject to options granted to Mr. Sabacky pursuant to the 2005 Plan.
(8)	Includes 75,000 Common Shares subject to options granted to Mr. Bengtson pursuant to the 1998 Plan.
(9)	Includes 85,000 Common Shares subject to options granted to Mr. Hartman pursuant to the 1998 Plan. Includes 500 Common Shares owned by Julie Bredin, the spouse of Mr. Hartman.
(10)
The owner of record of 895,523 Common Shares is The AES Corporation, however, Mr. Hemphill has voting control and investment discretion over these securities.  Mr. Hemphill has no direct financial interest in such securities and disclaims beneficial ownership of these securities.  Includes 1,333 Common Shares subject to options granted to Mr. Hemphill pursuant to the 2005 Plan.

(11)
Includes 10,000 Common Shares the Corporation has agreed to issue as of April 15, 2008 pursuant to the 2005 Plan.  Of these shares, 5,000 are subject to no risk of forfeiture and 5,000 will be forfeited if Mr. van Schoonenberg does not serve as Director for at least a one-year term.

(12)
Includes 75,000 Common Shares subject to options granted to officers and directors pursuant to the 1996 Plan, 723,400 Common Shares subject to options granted to officers and directors pursuant to the 1998 Plan and 702,502 Common Shares subject to options granted to officers and directors pursuant to the 2005 Plan.

(13)
Iqbal Al Yousuf has voting and investment control over these securities.  Information is based solely on Schedule 13D filed by Al Yousuf LLC and Iqbal Al Yousuf with the Securities and Exchange Commission on December 17, 2007.

Certain Relationships and Related Transactions

Subsequent to Mr. Hemphill’s appointment as a director in April 2007, the Corporation entered into a multi-year Joint Development and Equipment Purchase Agreement with AES Energy Storage, LLC (“AES”) in July 2007.  Under the terms of this agreement the Corporation will work jointly with AES to develop a suite of energy storage products for purchase by AES and potentially to third parties.  This agreement is effective through July 2011.  As part of the joint development process, AES placed an order for a prototype energy storage product during 2007 at a cost of $1,000,000.  As Executive Vice President of The AES Corporation, Mr. Hemphill was not independent in regard to this transaction and confirmed that he executed the Board of Director’s consent regarding this contract for the purpose of making the consent effective as a written consent resolution but would be abstaining were this matter considered at a meeting of the directors.  Mr. Hemphill disclaims any direct financial interest in such transactions.

Compensation, Nominating and Governance Committee

The Compensation, Nominating and Governance Committee discharges the Board’s responsibilities relating to compensation of the Corporation’s directors and officers, oversees and monitors the Corporation’s management in the interest and for the benefit of the stockholders and assists the Board by identifying individuals qualified to become directors.  The Compensation, Nominating and Governance Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Corporation.

              The members of the Compensation, Nominating and Governance Committee as of the date of this Information Circular are Pierre Lortie (Chair), Michel Bazinet, and Robert van Schoonenberg, each of whom is independent under NASDAQ’s listing standards.  Prior to June 1, 2007, the members of the Compensation, Nominating and Governance Committee were Pierre Lortie (Chair), James Golla and Michel Bazinet and from June1, 2007 through April 7, 2008, the members of the Compensation, Nominating and Governance Committee were Pierre Lortie (Chair) and Michel Bazinet.  The Compensation, Nominating and Governance Committee met five times during 2007 in person or by telephone.

The charter governing operations of the Compensation, Nominating and Governance Committee was adopted in April 2004 and updated in February 2007, and is available at the Corporation’s website at www.altairnano.com under “Investor Relations.”

Compensation, Nominating and Governance Committee Interlocks and Insider Participation

The members of the Compensation, Nominating and Governance Committee are Pierre Lortie (Chair), Michel Bazinet, and Robert van Schoonenberg.   Prior to June 1, 2007, the members of the Compensation, Nominating and Governance Committee were Pierre Lortie (Chair), James Golla and Michel Bazinet and from June1, 2007 through April 7, 2008, the members of the Compensation, Nominating and Governance Committee were Pierre Lortie (Chair) and Michel Bazinet.  None of Messrs. Lortie, Golla, Bazinet or van Schoonenberg, is currently, or has formerly been, an officer or employee of the Corporation or any of its subsidiaries.  The Corporation had no relationship during 2007 requiring disclosure under Item 404 of Regulation S-K with respect to any of the persons who served on the Compensation, Nominating and Governance Committee during 2007.

Compensation Discussion and Analysis

Pursuant to Item 402(b) of Regulations S-K, promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), the following discussion is meant to provide an overview of the material elements of the Corporation’s compensation policy (the “Compensation Policy”).  The following discussion is meant to be a principle-based discussion of the Corporation’s compensation policies and provide context to the tables that follow.  Specific reference to disclosures in the Compensation Tables will be discussed in narrative descriptions following the respective Compensation Tables.

Compensation Philosophy

The objectives of our executive officer compensation policy are to attract and retain talented and dedicated executives, to tie compensation to the achievement of specified short-term and long-term performance objectives, and to align executives’ incentives with the creation of shareholder value. The Compensation, Nominating and Governance Committee approves and annually evaluates the Corporation’s compensation policies applicable to, and the performance of, the Corporation’s executive officers, including the Chief Executive Officer, Chief Financial Officer and the other executive officers identified in the Summary Compensation Table on page 19 (referred to as the “named executive officers”).

The following objectives guide compensation decisions:

-	Provide a competitive total compensation package that enables the Corporation to attract and retain key executive talent;
-	Align key elements of compensation with the Corporation’s annual and long-term business strategies & objectives; and
-	Provide a mix of base compensation and performance-based compensation that directly links executive rewards to the performance of the Corporation and shareholder return.

Elements of Executive Compensation

The principal components of compensation for the Corporation’s named executive officers are as follows:

-	Base salary;
-	Annual incentive bonus;
-	Long-term equity-based incentives, primarily stock options; and
-	Discretionary bonus.

Named executive officers are entitled to benefits generally available to all full-time salaried employees of the Corporation.  These benefits include up to 5 weeks per-year of paid time off for medical and vacation leave, subsidized group health plan coverage offered to all salaried employees of the Corporation, and eligibility to participate in the Corporation’s 401(k) Profit Sharing Plan (the “401(k) Plan”), matching contributions under the 401(k) Plan in an amount up to the greater of 50% of the first $2,500 contributed or 3% of the employee’s base salary.  As explained in “Termination and Change of Control Agreements” below, certain named executive officers may be entitled to severance payments in connection with a change of control or termination of their employment.  Other than as described above, the named executive officers are not provided with special benefits or perquisites such as company cars, enhanced medical plans or dental plans.

Determination of Compensation

In order to evaluate the Corporation’s competitiveness and appropriateness of the Corporation’s total compensation, and mix of compensation, for executive officers, the Compensation, Nominating and Governance Committee reviews data on the base, annual incentive bonus and equity-based incentive compensation for various executive positions, as well as the mix of compensation components, of executive officers of a benchmark group of companies (45) that comprise the chemicals and biotech/biopharma business sectors of reporting public companies with annual revenues of less than $100-million and with a market capitalization between $200-million and $750-million.  Equilar, an independent company, produces all compensation reports.

In addition to the benchmark company information, in determining the amount of and mix of compensation, the Compensation, Nominating and Governance Committee considers evaluations of the Chief Executive Officer by each of the directors the Corporation, the recommendations of the Chief Executive Officer and Vice President of Human Resources with respect to officers other than the Chief Executive Officer, the performance of each executive officer against pre-determined business goals and objectives and the potential role of the executive in the strategic plan of the Corporation. Subject to adjustment upward or downward based upon the various evaluations, the Compensation, Nominating and Governance Committee generally targets base compensation and equity-based incentive awards near the median of the benchmark group and targets maximum annual incentive bonus near the 75th percentile of the benchmark group as detailed below:

Acadia Pharmaceuticals	Acordia Therapeutics	Affymax
Alexza Pharmaceuticals	Altus Pharmaceuticals	Ariad Pharmaceuticals
Array Biopharma	Coley Pahrmaceutical Group	CV Therapeutics
Cypress Bioscience	Cytokinetics	Cytrx
Dendreon	Discovery Laboratories	Dyax Corporation
Genomic Health	GTX	Idera Pharmaceuticals
Immunogen	Incyte Corporation	Indevus Pharmaceuticals

Intermune	Keryx Biopharmceuticals	Kosan Biosciences
Lexicon Pharmaceuticals	Maxygen	Metabolix
Neogen Corporation	Neurocine Biosciences	Novavux
Omrix Biopharmceuticals	Orasure Technologies	Osiris Therapeutics
Progenics Pharmaceuticals	Rentech	Sangamo Biosciences
Savient Pharmaceuticals	Seattle Genetics	Senomyx
Tercica	Third Wave Technologies	Tiens Biotech Group
Vanda Pharmaceuticals	Verenium	Xoma

Mix of Compensation

The Compensation, Nominating and Governance Committee believes that a significant percentage of the annual compensation of the named executive officers should be at-risk. During 2007, between approximately 39% and 52% of the named executive officers’ potential annual compensation was dependent upon the achievement of individual and corporate goals.  In addition, stock options granted to the Corporation’s named executive officers for retention and incentive purposes generally vest over a period of four years.

The percentage of compensation at risk increases as the level of position increases, with the top figures in each of the ranges set forth above being that of the Corporation’s Chief Executive Officer. This provides additional upside potential and downside risk for senior positions, recognizing that these roles have greater influence on the Corporation’s performance.

Base Salary

Base salaries for the named executive officers are established based on the scope of their responsibilities, their skills and their historical and potential contributions to the Corporation, as well as the compensation paid by benchmarked companies for similar positions. Generally, base salaries are targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at benchmark companies, in line with our compensation philosophy. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Incentive Bonus

The annual incentive bonus is intended to compensate executives for achieving corporate goals.  100% of each named executive officer’s annual incentive bonus is contingent upon the Corporation achieving pre-determined financial and operational goals.

Decisions with respect to annual incentive bonus are made shortly after the end of each fiscal year. At the beginning of each year, the Compensation, Nominating and Governance Committee sets annual performance goals, a target and maximum incentive bonus amount and a formula for determining the amount, if any, of the bonus each executive officer is entitled to receive.  Annual incentive bonuses are paid 60% cash and 40% in Common Shares.  For purposes of determining the number of Common Shares an employee is issued as part of a stock bonus, the Corporation uses the weighted average market value of the Corporation’s common shares for the applicable fiscal year, which was $3.78 during 2007.  For accounting purposes, and unless otherwise stated in the summary below, the Corporation uses the closing price on the date prior to the issue date of the Common Shares to value Common Shares issued as part of a stock bonus, which was $4.60 at closing on January 2, 2008.  The Compensation, Nominating and Governance Committee reserves the right to award annual incentive bonuses above, and below, target amounts as it deems appropriate.

Targets and Results for 2007. During 2007, each named executive officer was eligible for target annual incentive bonuses ranging from 60% to 80% of his base salary, depending on his position.  Of these amounts, 100% was tied to the achievement of corporate goals, specifically a total revenue goal (25% weighting) and a cash balance at December 31, 2007 target (75% weighting) in line with the Corporation’s board-approved budget.  The Compensation, Nominating and Governance Committee reserves the discretion to award, or to deny, annual incentive bonuses whether or not performance targets are achieved, as it deems appropriate.  Decisions with respect to incentive bonuses for 2007 were made at a meeting of the Compensation, Nominating and Governance Committee based upon estimated year-end information.

For 2007, the Corporation slightly exceeded its cash balance goal, which was determined excluding the approximately $40 million raised from a private placement in late 2007, but did not meet its revenue goal.  Pursuant to the formula included in the 2007 incentive plan, absent adjustments by the Compensation, Nominating and Governance Committee, each named executive officer was entitled to 98.4% of his target bonus.

At the 98.4% level, Alan Gotcher, the Corporations’ Chief Executive Officer, was entitled to receive, and received, an annual incentive bonus of $174,939 in cash and 30,854 of Common Shares with a value of $141,926.  The Common Shares were granted on January 3, 2008 without any vesting restrictions.

At the 98.4% level, the remaining four named executive officers were entitled to receive a combined annual incentive bonus of $264,209 in cash and an aggregate of 46,598 Common Shares with a total value of $214,349.  The Compensation, Nominating and Governance Committee used its discretion to adjust the annual incentive bonus of one named executive officer downward by $28,044 and to adjust one upward by $11,268 (as explained below), resulting in a total annual incentive bonus of $254,143 in cash and an aggregate of 44,822 Common Shares with a total value of $169,429.  The Common Shares were granted on January 3, 2008 without any vesting restrictions.

Long term Equity-Based Incentives

The Corporation’s 2005 Stock Incentive Plan (Amended and Restated) (the “2005 Stock Plan”) was adopted at the Corporation’s Annual Meeting of Shareholders in May 2005 and amended and restated in 2007 to increase the number of eligible shares. Under the 2005 Stock Plan, the Corporation is authorized to issue equity-based awards, including stock options, stock bonuses, restricted stock, stock appreciation rights, and performance-based awards, with respect to up to 9,000,000 Common Shares.  Each of the Compensation, Nominating and Governance Committee and the Board of Directors have joint authority to grant awards under the 2005 Stock Plan.

The Corporation had previously authorized its 1996 Stock Option Plan and 1998 Stock Option Plan, under which an aggregate of 1,138,300 awards continue to be outstanding as of March 31, 2008; however, awards can no longer be granted under such plans.

The Corporation’s long-term equity-based incentive program is focused on rewarding performance that enhances shareholder value. The program involves the periodic grant of options to purchase Common Shares in order to provide executive officers with the opportunity to purchase an equity interest in the Corporation and to share in the appreciation of the value of the Corporation’s Common Shares.

The program currently consists of two components.  Forty percent (40%) of the annual incentive bonus for each executive officer is paid in the form of a stock option or Common Shares as determined by the Compensation, Nominating and Governance Committee.  The value of each option is determined using the Black-Scholes formula, and the options have an exercise price equal to the market price on the date of grant, a 10-year term and vest immediately upon grant.  Common Shares are issued without any vesting restrictions.  Discretionary bonuses may also be paid through the grant of stock options or Common Shares.

The Compensation, Nominating and Governance Committee periodically considers whether or not to grant additional stock options in order to maintain the overall competitiveness of the Corporation’s compensation package for each executive officer and to ensure that executives, particularly executives whose other stock options have vested and/or been exercised, have an incentive to remain with the Corporation long term and to increase shareholder value.  Factors weighed in determining whether to make, and the amount of, these grants include the above-described review of benchmark compensation data and assessment of past performance, retention considerations, information regarding each named executive officer’s existing equity and stock option ownership, potential shareholder dilution and the expense to the Corporation pursuant to Standard of Financial Accounting Standards No. 123(R), Share-Based Payment (“FAS No. 123(R)”). Such options generally have an exercise price equal to the market price on the date of grant, a 10-year term and vest over a four-year term.

In addition, from time to time stock option grants are made to newly hired employees based on their level of responsibility and competitive practices.

Retention Grants. In addition to the Common Shares awarded to him as part of his annual incentive bonus, Alan Gotcher was awarded a grant of options to purchase 283,000 Common Shares at an exercise price of $3.72 per share on January 15, 2008.  The options have a 10-year term and vest 25% on January 15, 2009, 25% on January 15, 2010, 25% on January 15, 2011 and 25% on January 15, 2012.  This retention grant was determined to be in line with median grants to CEO’s in benchmarked companies.

In addition to the Common Shares awarded to them as part of their annual incentive bonuses, the remaining named executive officers were granted retention options to purchase an aggregate of 246,000 Common Shares at an exercise price of $3.72 per share on January 15, 2008.  The options have a 10-year term and vest 25% on January 15, 2009, 25% on January 15, 2010, 25% on January 15, 2011 and 25% on January 15, 2012.

Discretionary Bonus

The Compensation, Nominating and Corporate Governance Committee may also make discretionary bonuses from time to time if it determines, after considering the total base salary, annual incentive bonus and equity-based compensation to the executive, that the total compensation otherwise earned by the executed underrepresented the value or contribution of the executive during the year.  A discretionary bonus may also be considered if necessary for retention or other purposes.

Results for 2007. During 2008, the Compensation, Nominating and Corporate Governance Committee determined to grant Alan Gotcher a discretionary bonus in the form of cash in the amount of $253,661 and 44,737 Common Shares with a value of $205,792.  The Common Shares were granted on January 3, 2008 without any vesting restrictions.  During 2008, the Compensation, Nominating and Corporate Governance Committee determined to grant Bruce Sabacky a discretionary bonus in the form of cash in the amount of $6,760 and 1,192 Common Shares with a value of $4,507 using the weighted average market price and $5,485 using the closing price on the date prior to the issue date.  The Common Shares were granted on January 3, 2008 without any vesting restrictions.  The determination to grant the discretionary bonus for Alan Gotcher and Bruce Sabacky was made based on the belief on the date of the grant that their contributions toward the achievement of the Corporation’s bonus targets for 2007, particularly the corporate cash balance target, were not adequately reflected by their baseline bonus.

The Compensation, Nominating and Governance Committee is currently conducting an inquiry into the circumstances under which the discretionary portion of the bonus was granted to Mr. Gotcher and reserves the right to take any appropriate action indicated at the close of the inquiry.

No other named executive officers received a discretionary bonus.

Compensation Adjustments

The Corporation may increase or, subject to contractual or other restrictions decrease, an executive’s overall compensation at any time during any fiscal year after considering several factors, including level and scope of responsibilities, contribution to overall corporate performance and achievement of personal goals and objectives.

The Corporation does not currently have a defined policy regarding the subsequent adjustment or recovery of compensation or incentive awards if there is a subsequent accounting restatement or other correction of data that adversely affects relevant benchmarks or targets.  However, a policy regarding these matters is being considered as part of the Corporation’s 2008 incentive plan,

Termination and Change-of-Control Agreements

The employment agreements of the following named executive officers provide for termination and change of control benefits as follows:

Dr. Gotcher was removed as Chief Executive Officer and President on February 27, 2008 and his employment terminated on March 13, 2008.  Under the terms of Dr. Gotcher’s employment agreement, in connection with a termination of his employment by the Company without cause, if he signs a release in form and substance reasonably satisfactory to the Company, he is entitled to receive a severance benefit equal to his base salary for one year, health benefits for one year and his incentive bonus for the current year (paid at the end of the year assuming the applicable performance targets are met).

Each of Dr. Jeffrey McKinney, our Vice President and Chief Patent Counsel, Stephen Balogh, our Vice President of Human Resources and Dr. Bruce Sabacky, Vice President and Chief Technology Officer signed employment agreements containing the provisions described in the following three paragraphs related to the termination of their employment.  If the officer’s employment is terminated by the officer for good reason, which includes, among other things, (a) the Corporation requiring the officer to relocate his place of employment without the officer’s consent, or (b) a material adverse change in the officer’s title, position, and/or duties 90 days before or within one year after a change of control, the officer is entitled to a severance benefit equal to his base salary and health benefits for one year.  This one-year base salary severance benefit will be extended to 16 months if either the officer was required to relocate more than 50 miles in order to commence employment and the termination occurs within two years of commencement of employment, or the officer later consents to a relocation of his employment and the termination occurs within two-years of such voluntary relocation.

If the officer’s employment is terminated by the Corporation without cause, the officer is entitled to a severance benefit equal to his base salary for one year, health benefits for 18 months, and a lump sum bonus payment equal to 60% of his base salary paid for the year in which his termination occurred.  The one-year base salary severance benefit will be extended to 16 months if either the officer was required to relocate more than 50 miles in order to commence employment and the termination occurs within two years of commencement of employment, or the officer later consents to a relocation of his employment and the termination occurs within two-years of such voluntary relocation.

The officer is not entitled to any severance if his employment is terminated at any time by the Corporation with cause or by the officer without good reason.  Dr. McKinney’s current base salary is $215,000 per year; Mr. Balogh’s current base salary is currently $197,794 per year; and Dr. Sabacky’s current base salary is currently $215,000 per year.

The Compensation, Nominating and Governance Committee believes that providing a reasonable severance arrangement tied to termination without cause is essential to attracting and retaining talented executive officers.  In addition, the Compensation, Nominating and Governance Committee believes that the severance arrangements provided to certain of its named executive officers serve the best interests of the Corporation and its shareholders by ensuring that, if a hostile or friendly change of control is under consideration, its executives will feel secure enough about their post-transaction financial future that they will advise the Board of Directors about the potential transaction without consideration, or with lessened consideration, of any adverse effect of the transaction on their future employment and compensation.  The Corporation has no other severance agreements in place with other employees.

Role of Executive Officers in Determining Executive Pay

The Compensation, Nominating and Governance Committee makes all decisions with respect to base compensation, annual incentive compensation and the award of stock options to the executive officers of the Corporation, including all named executive officers.  Such authority may not be delegated to another person other than, as appropriate, the entire Board of Directors.

At the end of each fiscal year, the Corporation’s Vice President of Human Resources and Chief Executive Officer are responsible for evaluating the performance of each named executive officer (and other officers) against corporate and individual performance objectives and for submitting a report to the Compensation, Nominating and Governance Committee detailing the results of their evaluations.  In connection with this report, each of the Vice President of Human Resources and Chief Executive Officer make recommendations to the Compensation, Nominating and Governance Committee with respect to compensation matters related to the prior year, including employee-specific recommendations but not with respect to himself.  In addition, each of the two officers makes recommendations to the Compensation, Nominating and Governance Committee with respect to compensation matters related to the upcoming year, including employee-specific recommendations (but not with respect to himself) and strategic and design recommendations.  The Compensation, Nominating and Governance Committee considers these recommendations, and the report of these officers, among other factors by the Compensation, Nominating and Governance Committee as it makes prior-year and coming-year compensation decisions.

Tax and Accounting Considerations

Accounting Treatment

The Corporation adopted Standard of Financial Accounting Standards No. 123(R), Share-Based Payment, which requires companies to expense the costs of stock-based compensation in their financial statements.  As such, the Corporation began recording stock-based compensation expense in the income statement in 2006.  The fair value of each award is estimated on the date of grant, using the Black-Scholes option-pricing model. Once the fair value of each award is determined, it is expensed in the income statement over the vesting period.

Deductibility of Executive Compensation

            Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid during a tax year to the company’s Chief Executive Officer or to any of the company’s four other most highly compensated executive officers who are still employed at the end of the tax year. The limit does not apply to compensation that the meets the requirements of Code Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the company’s shareholders).

The Compensation, Nominating and Governance Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code.  In certain situations, the Compensation, Nominating and Governance Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers. Stock option grants in 2007 were intended to constitute “qualified performance-based compensation” under Section 162(m).  The Corporation’s 2007 annual performance bonuses, however, were not “qualified performance-based compensation.” In 2007, one of the named executive officers, Alan Gotcher, received base pay, annual bonus and other compensation in an amount in excess of the $1 million deduction limit.

Compensation, Nominating and Governance Committee Report

This section is not "soliciting material," is not deemed "filed" with the SEC, and is incorporated by reference in the Corporation’s Annual Report on Form 10-K under the Securities Exchange Act of 1934, as amended.

The Compensation, Nominating and Governance Committee has reviewed and discussed the Compensation Discussion & Analysis section included in this Information Circular with management.  Each member of the Compensation, Nominating and Governance Committee is entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts from which the Compensation, Nominating and Governance Committee receives information, (ii) and the accuracy of the financial and other information provided to the Compensation, Nominating and Governance Committee by such persons, professionals or experts absent actual knowledge to the contrary.

Based upon that review and related discussions, the Compensation, Nominating and Governance Committee recommends to the Corporation’s Board of Directors that the Compensation Discussion & Analysis contained herein be included in this Information Circular and Proxy Statement.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

Pierre Lortie, Chair
Michel Bazinet
Robert van Schoonenberg

April 14, 2008

Executive Compensation

(a)           Summary Compensation Table

The following table provides details with respect to the total compensation of the Corporation’s named executive officers during the years ended December 31, 2007 and 2006:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (6) ($)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Alan J. Gotcher,	2007	370,382	459,453	(1)	141,926	550,066	174,939	Nil	10,250	1,707,016
Former President, Former Chief Executive Officer and Director	2006	360,000	110,892	(2)	Nil	237,740	86,400	Nil	7,500	802,531
Edward H. Dickinson,	2007	188,462	Nil		40,953	176,897	50,479	Nil	5,700	462,491
Former Chief Financial Officer	2006	150,000	Nil		Nil	112,879	27,000	Nil	4,500	294,379
Douglas K. Ellsworth,	2007	150,000	Nil		43,109	42,440	53,136	Nil	4,500	293,185
Vice President, Life Sciences	2006	150,000	Nil		Nil	31,263	Nil	Nil	4,500	185,763
Jeffrey A. McKinney,	2007	150,653	Nil		49,262	93,609	60,721	Nil	Nil	354,245
Vice President and Chief Patent Counsel	2006	Nil	Nil		Nil	Nil	Nil	Nil	Nil	Nil
Bruce J. Sabacky,	2007	190,847	12,245	(3)	54,847	153,837	67,606	Nil	5,700	485,082
Vice President & Chief Technology Officer	2006	150,000	Nil		Nil	73,084	27,000	Nil	4,500	254,584

(1)    Represents discretionary portion of the 2007 bonus awarded to Dr. Gotcher in the form of cash of $253,661 and 44,737 Common Shares with a value of $205,792 over and above the 98.4% bonus payout level as calculated in accordance with the annual incentive bonus plan as determined by the Compensation, Nominating and Governance Committee.

(2)    Represents discretionary portion of the 2006 bonus awarded to Dr. Gotcher in the form of an additional option grant over and above the 40% as calculated in accordance with the annual incentive bonus plan as determined by the Compensation, Nominating and Governance Committee.

(3)    Represents discretionary portion of the 2007 bonus awarded to Dr. Sabacky in the form of cash of $6,760 and 1,192 Common Shares with a value of $5,485 over and above the 98.4% bonus payout level as calculated in accordance with the annual incentive bonus plan as determined by the Compensation, Nominating and Governance Committee.

(4)    The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the respective fiscal year, in accordance with FAS 123 (R) of awards pursuant to the Stock Incentive Plans and thus may include amounts from awards granted in prior years.  Assumptions used in the calculation of these amounts are included in Note 11 to the Corporation’s audited financial statements for the year ended December 31, 2007 included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008 and in Note 10 to the Corporation’s audited financial statements for the year ended December 31, 2006 included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2007.

(5)    Represents cash portion of annual incentive bonus earned with respect to indicated fiscal year.  Bonuses are generally paid in the subsequent fiscal year.

(6)    Reflects value of matching contributions made by the Company in connection with the 401(k) Plan.

(b)	Grant of Plan-Based Awards Table

The following table provides details with respect to plan-based awards, if any, granted to the named executive officers during the year ended December 31, 2007:

Name	Grant Date	Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Possible Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards:	All Other Option Awards:	Exercise or Base Price of	Grant Date Fair Value of Stock
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Option Awards ($/Sh)	and Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Alan J. Gotcher	1/15/07	Nil	Nil	Nil	Nil	Nil	Nil	Nil	99,672(2)	2.63	166,338
President, Chief Executive	1/15/07	Nil	Nil	Nil	Nil	Nil	Nil	Nil	200,000(3)	2.63	357,332
Officer and Director	1/15/07	177,783	213,340	435,569	45,065	54,079	110,410	Nil	Nil	Nil	Nil
Edward H. Dickinson	1/15/07	Nil	Nil	Nil	Nil	Nil	Nil	Nil	10,570(2)	2.63	17,640
Chief Financial Officer	1/15/07	Nil	Nil	Nil	Nil	Nil	Nil	Nil	75,000(3)	2.63	134,000
	1/15/07	68,400	82,080	167,580	17,338	20,806	42,479	Nil	Nil	Nil	Nil
Douglas K. Ellsworth	1/15/07	Nil	Nil	Nil	Nil	Nil	Nil	Nil	20,000(3)	2.63	35,733
Sr. Vice President	1/15/07	54,000	64,800	132,300	13,688	16,426	33,536	Nil	Nil	Nil	Nil
Jeffrey A. McKinney	1/15/07	61,708	74,050	151,184	15,642	18,770	38,323	Nil	Nil	Nil	Nil
Vice President and Chief Patent Counsel	4/15/07	Nil	Nil	Nil	Nil	Nil	Nil	Nil	75,000	3.31	157,708
Bruce J. Sabacky	1/15/07	Nil	Nil	Nil	Nil	Nil	Nil	Nil	10,570(2)	2.63	17,640
Chief Technology Officer	1/15/07	Nil	Nil	Nil	Nil	Nil	Nil	Nil	75,000(3)	2.63	134,000
	1/15/07	68,705	82,446	168,327	17,416	20,899	42,668	Nil	Nil	Nil	Nil

(1)
Amounts reflect bonus amounts calculated based on the 2007 annual incentive bonus plan as approved by the Compensation, Nominating and Governance Committee on January 12, 2007 and an assumed grant date of January 15, 2007.  The threshold is based on achieving 80% of the Company performance goal, the target is based on achieving 100% of the Company performance goal, and the maximum is based on achieving 150% of the Company performance goal, which also is the bonus cap.

(2)
The number of options granted reflects the 40% portion of the annual 2006 bonus paid through the issuance of options in 2007.  Since these options were associated with 2006 performance, the vesting terms were immediate.

(3)
These options were issued in connection with the 2007 retention grant.  As such, the vesting terms were set at 33% to vest immediately, 33% to vest in 2008 and 34% to vest in 2009.  The same vesting terms applied to all retention grants issued in 2007 to other employees of the Corporation.

(c)	Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2007:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alan J. Gotcher	200,000(1)	Nil	100,000(1)	1.02	8/16/2014	Nil	Nil	Nil	Nil
President, Chief	100,000(2)	Nil	Nil	3.62	4/8/2015	Nil	Nil	Nil	Nil
Executive Officer	66,802(3)	Nil	Nil	3.42	3/10/2016	Nil	Nil	Nil	Nil
and Director	50,000(4)	50,000(4)	Nil	3.42	3/10/2016	Nil	Nil	Nil	Nil
	99,672(5)	Nil	Nil	2.63	1/15/2017	Nil	Nil	Nil	Nil
	66,000(6)	134,000(6)	Nil	2.63	1/15/2017	Nil	Nil	Nil	Nil
Edward H. Dickinson	29,700(7)	Nil	Nil	6.13	4/13/2009	Nil	Nil	Nil	Nil
Former Chief	45,000(7)	Nil	Nil	1.20	2/9/2011	Nil	Nil	Nil	Nil
Financial Officer	100,000(8)	Nil	Nil	1.00	5/14/2008	Nil	Nil	Nil	Nil
	10,000(7)	Nil	Nil	1.22	11/10/2008	Nil	Nil	Nil	Nil
	26,500(9)	Nil	Nil	4.07	3/10/2015	Nil	Nil	Nil	Nil
	22,242(3)	Nil	Nil	3.42	3/10/2016	Nil	Nil	Nil	Nil
	37,500(4)	37,500(4)	Nil	3.42	3/10/2016	Nil	Nil	Nil	Nil
	10,570(5)	Nil	Nil	2.63	1/15/2017	Nil	Nil	Nil	Nil
	24,750(6)	50,250(6)	Nil	2.63	1/15/2017	Nil	Nil	Nil	Nil
Douglas K. Ellsworth	90,000(10)	Nil	Nil	1.06	9/4/2008	Nil	Nil	Nil	Nil
Vice President	10,000(7)	Nil	Nil	1.22	11/10/2008	Nil	Nil	Nil	Nil
Life Sciences	27,200(11)	Nil	Nil	4.07	3/10/2015	Nil	Nil	Nil	Nil
	11,859(3)	Nil	Nil	3.42	3/10/2016	Nil	Nil	Nil	Nil
	10,000(4)	10,000(4)	Nil	3.42	3/10/2016	Nil	Nil	Nil	Nil
	6,600(6)	13,400(6)	Nil	2.63	1/15/2017	Nil	Nil	Nil	Nil

Jeffrey A. McKinney Vice President and	18,750(12)	56,250(12)	Nil	3.31	4/15/2017	Nil	Nil	Nil	Nil
Chief Patent Counsel
Bruce J. Sabacky	25,000(13)	Nil	Nil	4.07	3/25/2015	Nil	Nil	Nil	Nil
Vice President &	21,504(3)	Nil	Nil	3.42	3/10/2016	Nil	Nil	Nil	Nil
Chief Technology	20,000(4)	20,000(4)	Nil	3.42	3/10/2016	Nil	Nil	Nil	Nil
Officer	10,570(5)	Nil	Nil	2.63	1/15/2017	Nil	Nil	Nil	Nil
	24,750(6)	50,250(6)	Nil	2.63	1/15/2017	Nil	Nil	Nil	Nil

(1)
Vesting of these options is dependent upon the market price of the Corporation’s stock according to the following conditions:  100,000 vest if the market price equals or exceeds $2.50 for at least 15 consecutive days from August 16, 2004 to August 16, 2005; 100,000 vest if the market price equals or exceeds $3.50 for at least 15 consecutive days from August 16, 2004 to August 16, 2006; and 100,000 vest if the market price equals or exceeds $4.50 for at least 15 consecutive days from August 16, 2004 to August 16, 2009.  200,000 of the options vested based on meeting the $2.50 and $3.50 conditions.

(2)	Options vested within one year of issuance on April 8, 2006.

(3)	Options vested immediately on the grant date of March 10, 2006.

(4)	Options vest over three years from date of grant: 25% vest immediately; 25% vest on March 10, 2007; 25% vest on March 10, 2008; and 25% vest on March 10, 2009.

(5)	Options vested immediately on the grant date of January 15, 2007.

(6)	Options vest over two years from date of grant: 33% vest immediately; 33% vest on January 15, 2008; and 34% vest on January 15, 2009.

(7)	Options were modified to fully vest on November 23, 2004.

(8)	Options vested immediately on the grant date of May 14, 2003.

(9)	Options vest over one year from date of grant: 6,500 vest immediately and 20,000 vest on March 10, 2006.

(10)	Options vested immediately on the grant date of September 4, 2003.

(11)	Options vest over one year from date of grant: 7,200 vest immediately and 20,000 vest on March 10, 2006.

(12)	Options vest over three years from date of grant: 25% vest immediately; 25% vest on April 15, 2008; 25% vest on April 15, 2009; and 25% vest on April 15, 2010.

(13)	Options vest over one year from date of grant: 5,000 vest immediately and 20,000 vest on March 10, 2006.

(d)           Option Exercises and Stock Vested

There were no options exercised and restricted stock or similar instruments vested by or in relation to named executive officers during the fiscal year ended December 31, 2007.

(e)           Pension Benefits Table and Non-Qualified Deferred Compensation

The Corporation does not sponsor, and is not obligated to, provide any benefits under any defined benefit or non-qualified deferred compensation plan.  The Corporation does provide a limited matching contribution under the 401(k) Plan, as explained in “Compensation Discussion and Analysis” above.

(f)           Potential Payments Upon Termination or Change-in-Control

For information on severance to which the named executive officers may be entitled upon termination of employment or in connection with a Change of Control, see the subsection entitled “Termination and Change-of-Control Agreements” in the Compensation Discussion and Analysis section above.

Upon termination of employment, an employee is entitled to receive the dollar value of accrued vacation leave but not medical leave.  As of December 31, 2007, each of the named executive officers would have been entitled upon termination of employment to receive the following dollar amount in exchange for accrued, but unused vacation leave:

Name	Accrued Vacation Leave ($)
Alan J. Gotcher, Former President, Former Chief Executive Officer and Director	58,522
Edward H. Dickinson, Former Chief Financial Officer	43,252
Douglas K. Ellsworth, Vice President Life Sciences	32,618
Jeffrey A. McKinney, Vice President and Chief Patent Counsel	4,205
Bruce J. Sabacky, Vice President & Chief Technology Officer	51,923

Compensation of Directors

The following table presents information regarding the compensation for the fiscal year ended December 31, 2007 of all persons who served as directors of the Corporation during 2007, except for Alan J. Gotcher, the Corporation’s former President and former Chief Executive Officer, whose compensation is described in the previous tables:

Name	Fees Earned Or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michel Bazinet	24,000	33,775	Nil	Nil	Nil	Nil	57,775
Jon N. Bengtson	50,000	33,775	Nil	Nil	Nil	Nil	83,776
James I. Golla	12,000	19,056	Nil	Nil	Nil	Nil	31,056
George E. Hartman	24,000	33,775	Nil	Nil	Nil	Nil	57,775
Robert Hemphill	13,791	27,167	3,790	Nil	Nil	Nil	44,748
Christopher E. Jones	18,000	56,718	Nil	Nil	Nil	Nil	74,718
Pierre Lortie	31,000	24,512	Nil	Nil	Nil	Nil	55,512

(1)  During 2007, the Corporation paid all directors who are not employees of the Corporation a fee of $5,000 per quarter. In addition, directors who are not employees and provide service in the following positions received the following additional fees:

Position	Additional Compensation
Chairman of the Board	$4,000 per quarter
Audit Committee Chair	$3,000 per quarter
Compensation, Nominating and Governance Committee Chair	$2,000 per quarter
Audit or Compensation, Nominating and Governance Committee Member	$1,000 per quarter
Other Committee Chair or Member	Determined upon formation of committee

The compensation payable to directors of the Corporation was increased as to the following effective January 1, 2008:

Position	Additional Compensation
Non-Employee Director	$6,250 per quarter
Chairman of the Board	$4,000 per quarter
Audit Committee Chair	$3,000 per quarter
Compensation, Nominating and Governance Committee Chair	$2,000 per quarter
Audit or Compensation, Nominating and Governance Committee Member	$1,500 per quarter
Other Committee Chair or Member	Determined upon formation of committee

On April 7, 2008, the Board of Directors created a new Strategy Review Committee and set compensation for such committee at $1,500 per quarter for members and $2,000 per quarter for the committee Chair.

Directors are also entitled to receive compensation to the extent that they provide services to the Corporation at rates that would be charged by such directors for such services to arm’s length parties.  No amounts were paid to Dr. Gotcher in 2007 in his capacity as director.

(2)  The value reported for stock awards is based on the portion of restricted stock that vested during the year ended December 31, 2007 and was booked as compensation expense by the Company.  A graded vesting method was utilized to amortize the compensation expense.  Under this method, unvested amounts begin amortizing at the beginning of the month in which the stock awards are granted.  Unvested stock awards held by each director at December 31, 2007 were as follows:  Mr. Bazinet – 17,803 shares; Mr. Bengtson – 17,802 shares; Mr. Hartman – 17,803 shares; Mr. Hemphill – 5,000 shares; and Mr. Lortie – 13,115 shares; Mr. Golla and Mr. Jones had no unvested stock awards.

(3)  Directors of the Corporation and its subsidiaries are also entitled to participate in the 1996 Plan, 1998 Plan and the 2005 Plan.  An aggregate of 441,763 stock awards and option awards were outstanding and held by directors, excluding Dr. Gotcher, as of December 31, 2007.   The number of option awards outstanding as of December 31, 2007 for each of the directors is as follows:  Mr. Bengtson – 75,000 options;,Mr. Golla – 35,000 options; Mr. Hartman – 85,000 options; Mr. Hemphill – 4,000 options; Mr. Jones – 75,000 options;  Mr. Bazinet and Mr. Lortie have no options outstanding.

Audit Committee and Audit Committee Report

Audit Committee

The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be found on the Corporation’s website under the heading “Investors” and is attached hereto as Appendix B.  A copy may also be obtained free of charge by mailing a request in writing to: Secretary, Altair Nanotechnologies Inc. 204 Edison Way, Reno, Nevada 89502.

The Audit Committee is comprised solely of non-employee directors, each of whom has been determined by the Board to be independent under the requirements of the NASDAQ listing standards and National Instrument 52-110 of the Canadian Securities Administrators (“NI 52-110”).  The Audit Committee is comprised of Robert van Schoonenberg (Chair), Jon Bengtson, George Hartman and Pierre Lortie.  From September 2007 through April 7, 2008, the Audit Committee was comprised of Jon Bengtson (Chair), George Hartman and Pierre Lortie.  Christopher Jones served on the audit committee through September 2007, when Pierre Lortie joined the committee.  If elected by the shareholders, Robert van Schoonenberg, Jon Bengtson, George Hartman and Pierre Lortie are expected to be members of the Audit Committee during 2008.  The Audit Committee held one meeting in person and six meetings via conference call during the fiscal year ended December 31, 2007.

The Board has determined in its business judgment that each member of the Audit Committee satisfies the requirements with respect to financial literacy set forth in NASDAQ Rule 4350(d)(2)(A)(iv) and applicable Canadian securities laws; and the Board has determined than Jon Bengtson, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, is independent under Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and is, as a result of his past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, sophisticated with respect to financial matters.

The Audit Committee’s responsibility is to assist the Board in its oversight of the (a) quality and integrity of the Corporation’s financial reports, (b) the independence and qualifications of the Corporation’s independent auditor and (c) the compliance by the Corporation with legal and regulatory requirements.  Management of the Corporation has the responsibility for the Corporation’s financial statements as well as the Corporation’s financial reporting process, principles and internal controls.  The Corporation’s independent auditors are responsible for performing an audit of the Corporation’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

Audit Committee Report

This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Corporation under the Securities Act or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

The Audit Committee, as it was constituted in March 2008, reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2007 with management and the independent auditors.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.  In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the independent auditors their independence from the Corporation.

The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to the Corporation is compatible with maintaining the auditors’ independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence.  As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements fairly present the Corporation’s financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations.  Each member of the Audit Committee is entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent auditor) from which the Audit Committee receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the independent auditors as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non audit services provided by the independent auditor to the Corporation.

Based on the reports and discussions described above, the Audit Committee, as it was constituted in March 2008, recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

AUDIT COMMITTEE

Jon Bengtson, Chair
George Hartman
Pierre Lortie

March 11, 2008

Meetings of Directors and Attendance at Shareholders Meetings

During the year ended December 31, 2007, the Board held four meetings in person and four meetings via conference call.  All directors attended all of the in-person meetings, with the exception of Michel Bazinet, who was unable to attend one of the meetings.  All directors participated in all conference calls, with the exception of Robert Hemphill and Michel Bazinet, who were unable to attend one of the meetings.  In addition, the Board considered and acted on various matters throughout the year by executing eight consent resolutions.

The Corporation does not have a policy with respect to the attendance of shareholder meetings by directors.  All members of the Board attended the 2007 annual shareholders meeting.

Nominating Committee

The purpose of the Compensation, Nominating and Governance Committee related to nomination of directors and corporate governance matters is (i) to recommend to the Board the slate of director nominees for election to the Corporation’s Board of Directors, individuals to fill vacancies occurring between annual meetings of stockholders, and individuals for nomination as members of the standing committees of the Board and (ii) to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation.

In identifying nominees for directors, the Compensation, Nominating and Governance Committee takes into consideration such factors as it deems appropriate.  These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, relationship of work experience and education to the current and proposed lines of business of the Corporation, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board and the extent to which the candidate satisfies any objective requirements (such as residence, independence or expertise requirements) applicable to the Board or any committees of the Board.  The Compensation, Nominating and Governance Committee considers candidates submitted by shareholders in accordance with the policies set forth in the most recent proxy statement delivered to shareholders and may, but is not required to, consider candidates proposed by management.

The Compensation, Nominating and Governance Committee met five times during 2007, twice by telephone and three times in person. The members of the Compensation, Nominating and Governance Committee are Pierre Lortie (Chair), Michel Bazinet and Robert van Schoonenberg, each of whom is independent under NASDAQ’s listing standards.  From June 1, 2007 through April 6, 2008, the members of the Compensation, Nominating and Governance Committee were Pierre Lortie (Chair) and Michel Bazinet.  Prior to May 30, 2007, James Golla also served on the Compensation, Nominating and Governance Committee. The charter governing operations of the Compensation, Nominating and Governance Committee was initially adopted in April 2004, was updated in February 2007 and is available at the Corporation’s website at www.altairnano.com under “Investors.”

Shareholder Suggestions for Nominees and Communications with the Board of Directors

The Board will consider director candidates recommended by shareholders. Such recommendations should include the name, age, address, telephone number, principal occupation or employment, background and qualifications of the nominee and the name, address and telephone number of and number of Common Shares owned by the shareholder making the recommendation.  It should be sent to the Secretary of the Corporation at the address first set forth above. Candidates submitted by shareholders in accordance with the policies set forth in the most recent proxy statement delivered to shareholders are considered under the same standards as nominees recommended by other persons.

Shareholders may send communications to the Board or to specified individual directors by mailing such communications to the Secretary of the Corporation at the address of the Corporation first set forth above and indicating that such communications are for the Board or specified individual directors, as appropriate.  All communications received by mail are forwarded to the directors to which they are addressed unless the communications contain information substantially similar to that forwarded by the same shareholder, or an associated shareholder, within the past 90 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s officers and directors to file reports concerning their ownership of Common Shares with the SEC and to furnish the Corporation with copies of such reports.  Based solely upon the Corporation’s review of the reports required by Section 16 and amendments thereto furnished to the Corporation, the Corporation believes that all reports required to be filed pursuant to Section 16(a) of the Exchange Act during 2007, were filed with the SEC on a timely basis except as follows: (a) Form 4’s due for Alan Gotcher, Edward Dickinson, Douglas Ellsworth, and Bruce Sabacky, all officers, were due on January 17, 2007, but were filed on January 29, 2007, (b) a Form 4 for Jeffrey McKinney, an officer, was due on April 17, 2007 but was filed on April 20, 2007, (c) a Form 3/A for Robert Hemphill, an officer, was due on May 7, 2007 but was filed on May 18, 2007, (d) a Form 3 for Al Yousuf, LLC, a 10% beneficial owner was due on December 10, 2007 but was filed on December 17, 2007, and (e) a Form 4 for Al Yousuf, LLC was due on December 4, 2007 but was filed on December 17, 2007.

Code of Ethics and Code of Conduct

The Corporation has adopted the Code of Ethics for Senior Executive, Financial Officers, Members of the Management Executive Committee, and Directors (the “Code of Ethics”), which constitutes a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as defined in Item 406 of Regulation S-K under the Exchange Act.  The Code of Ethics is available on the Corporation’s website at www.altairnano.com under “Investors.”

The Corporation has adopted the Altair Nanotechnologies Inc. Code of Conduct (the “Code of Conduct”), which constitutes a code of conduct applicable to all officers, directors and employees that complies with NASDAQ Rule 4350(n).  The Code of Conduct is available on the Corporation’s website at www.altairnano.com under “Investors.”

Securities Authorized for Issuance under Equity Compensation Plans

Set forth below is a summary of securities issued and issuable under all equity compensation plans of the Corporation as at December 31, 2007.  As of the date hereof, the 1996 Plan, the 1998 Plan and the 2005 Plan are the only equity compensation plans of the Corporation.  In the table below, outstanding securities information is presented for the 1996 Plan and the 1998 Plan, however, no new awards may be granted under these inactive plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,166,207	$ 2.81	6,072,330
Equity compensation plans not approved by security holders	None	N/A	None
Total	4,166,207	$ 2.81	6,072,330

Statement of Corporate Governance Practices

National Policy 58-201 of the Canadian Securities Administrators has set out a series of guidelines for effective corporate governance (the “Guidelines”). The Guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members. National Instrument 58-101 (“NI 58-101”) of the Canadian Securities Administrators requires the disclosure by each listed corporation of its approach to corporate governance with reference to the Guidelines as it is recognized that the unique characteristics of individual corporations will result in varying degrees of compliance.

Set out below is a description of the Corporation’s approach to corporate governance in relation to the Guidelines.

1.    The Board of Directors

NI 58-101 defines an “independent director” as a director who has no direct or indirect material relationship with the corporation.  A “material relationship” is in turn defined as a relationship that could, in the view of the corporation’s board of directors, be reasonably expected to interfere with such member’s independent judgement.  The Board of Directors of the Corporation is currently comprised of seven members, a majority of whom the Board has determined are “independent directors” within the meaning of NI 58-101.

Dr. Gotcher is considered a non-independent director, as he is a former officer of the Corporation.  Mr. Hemphill is an Executive Vice President of The AES Corporation, an investor in the Corporation and potential business partner.  The Board of Directors believes that Mr. Hemphill is not independent based on a previous financing and business transactions, as well as potential future transactions, with an affiliate of The AES Corporation.

Messrs. Bazinet, Bengtson, Hartman, van Schoonenberg, and Lortie are considered independent directors since they are all independent of management and free from any material relationship with the Corporation.  The basis for this determination is that, since the beginning of the fiscal year ended December 31, 2007, none of the independent directors have worked for the Corporation, received more than Cdn$75,000 in annual remuneration from the Corporation, excluding fees received for serving on the board of directors or any board committee, or had material contracts with or material interests in the Corporation which could interfere with their ability to act with a view to the best interests of the Corporation.

The Board believes that it functions independently of management. To enhance its ability to act independent of management, the Board may meet in the absence of members of management and the non-independent directors or may excuse such persons from all or a portion of any meeting where a potential conflict of interest arises or where otherwise appropriate.  The Board held four meetings of the independent directors in the absence of members of management and the non-independent directors during the fiscal year ended December 31, 2007.  Mr. Bengtson, Chairman of the Board, generally acts as the chairman during meetings of the independent directors.

Additional information concerning meetings of the Board held in fiscal 2007 is set forth above under the heading “Meetings of the Directors and Attendance at Shareholders Meeting.”

 Mr. Lortie currently serves as director of Group Canam (TSX-V:CAM).  Mr. van Schoonenberg serves as a director of Guidance Software, Inc. (NASDAQ:GUID).

The responsibilities of the Chairman of the Board are to consult with other Board members in determining the times and duration of the Board meetings, chair all regular sessions of the Board and set the agenda for Board meetings.

2.    Board Mandate

The Board has a mandate to set the strategic direction of the Corporation and to oversee its implementation by management of the Corporation. A copy of the Board mandate is set forth in Appendix A to this Information Circular and a copy may also be found on the Corporation’s website, http://www.altairnano.com, under the heading “Investors.”

3.    Position Descriptions

Given the current size of the Corporation’s infrastructure and the existence of a limited number of executive officers and seven directors, the Board does not feel that it is necessary at this time to formalize position descriptions or corporate objectives for any of the Chairman of the Board, Chairmen of committees of the Board, or the President and Chief Executive Officer in order to delineate their respective responsibilities.  Accordingly, the roles of the executive officers of the Corporation are delineated on the basis of the customary practice.

4.    Orientation and Continuing Education

Although the Corporation currently has no formal orientation and education program for new Board members, sufficient information (such as recent annual reports, prospectus, proxy solicitation materials and various other operating and budget reports) is provided to any new Board member to ensure that new directors are familiarized with the Corporation’s business and the procedures of the Board. In addition, on at least an annual basis, the Board is given a presentation by an attorney or other professional regarding their role, responsibilities and obligations.  In addition, new directors are encouraged to visit and meet with management on a regular basis.  The Corporation also encourages continuing education of its directors and officers where appropriate in order to ensure that they have the necessary skills and knowledge to meet their respective obligations to the Corporation.

5.    Ethical Business Conduct

The Board has adopted a formal code of conduct and code of ethics.  See “Code of Conduct and Code of Ethics” above.  In order to ensure compliance with the Code of Conduct and Code of Ethics, and to ensure that directors exercise independent judgement, the Audit Committee has assumed responsibility for approving transactions involving the Corporation and any “related party” (as that term is defined in Ontario Securities Commission Rule 61-501), except for decisions related to compensation, which are approved by the Compensation, Nominating and Governance Committee.  The full Board is responsible for monitoring the Corporation’s compliance with strategic planning matters, implementing a process for assessing the effectiveness of committees of directors and individual directors, and reviewing changes in or additions to compliance policies, standards, codes and programs, as well as applicable legislation.

6.    Nomination of Directors

The Board has established a Compensation, Nominating and Governance Committee, which has assumed the responsibility for identifying new candidates for Board nomination.  See “Nominating Committee” above.

7.    Compensation

The Board has established a Compensation, Nominating and Governance Committee, which has assumed the responsibility for making recommendations to the Board on compensation related matters.  See “Composition of the Compensation Committee” and “Compensation Committee Report on Executive Compensation” above.  During 2005 and 2006, a compensation consultant was retained to review and make recommendations with respect to compensation for directors, officers and employees of the Corporation.

8.           Committees

In addition to the Audit Committee and the Compensation, Nominating and Governance Committee, the Board recently formed a standing Strategy Review Committee, the members of which are Pierre Lortie, Michel Bazinet, George Hartman and Robert van Schoonenberg.

9.           Assessments

The Board assesses, on an annual basis, the contributions of the Board as a whole, the Audit Committee and Compensation, Nominating and Governance Committee, and each of the individual directors, in order to determine whether each is functioning effectively.  The Compensation, Nominating and Governance Committee has responsibility for conducting and overseeing the annual self-evaluations for the Board and reporting such results to the Board following the end of each fiscal year.  The evaluations, documented in the form of questionnaires, include peer review evaluations and are based on such objective and subjective criteria, as such committee deems appropriate.

 Interest of Informed Persons in Material Transactions

Except as otherwise disclosed in the Information Circular (see “Certain Relationships and Related Transactions”), no informed person of the Corporation (within the meaning of applicable Canadian securities laws), any nominee for election as a director or any associate or affiliate thereof, has or has had any material interest in any transaction since the commencement of the Corporation’s last completed financial year, or in any proposed transaction, which has materially affected or would materially affect the Corporation.

Indebtedness of Directors and Executive Officers

There is currently no outstanding indebtedness of (i) any present or former director, executive officer or employee; or (ii) any associate of any current or former director, executive officer or employee, either owing to the Corporation or any of its subsidiaries, or owing to another entity which is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by the Corporation or any of its subsidiaries.

Policies for Approval of Related Party Transactions

The Corporation’s Audit Committee has the authority and responsibility to review and approve any proposed transactions between the Corporation (including its subsidiaries) and any person that is an officer, key employee, director or affiliate of the Corporation (or any subsidiary), other than transactions related to the employment and compensation of such persons, which are reviewed and approved by the Compensation, Nominating and Governance Committee.

Vote Required

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

In connection with the election of directors, the six nominees receiving the highest number of votes will be elected.

PROPOSAL NO. 2 — APPOINTMENT OF INDEPENDENT AUDITORS

Approval of the appointment of Perry Smith LLP as the independent auditors for the Corporation for the fiscal year ending December 31, 2008, and authorization of the Audit Committee to set their remuneration, is to be voted upon at the Meeting.  Representatives of Perry Smith LLP are expected to be present at the Meeting but will not have an opportunity to make a statement.  Representatives of Perry Smith LLP will be available to respond to appropriate questions.  Perry Smith LLP was first appointed auditors of the Corporation on September 26, 2005, prior to which Deloitte & Touche LLP acted as auditors of the Corporation from 2001 to August 18, 2005.

Audit Fees.  During the fiscal years ended December 31, 2006 and 2007, the aggregate fees billed by the Corporation’s independent auditors for the audit of the Corporation’s financial statements for such fiscal years, for the reviews of the Corporation’s interim financial statements and for the review of SEC registration statements, including the cost of auditing internal controls were $187,575 and $159,800, respectively.

Audit-Related Fees.   No audit-related fees were paid during the fiscal year ended December 31, 2006 or 2007.

Tax Fees.  During the fiscal years ended December 31, 2006 and 2007, the Corporation paid fees for tax compliance, advice and planning of $1,475 and $50,204, respectively to Perry-Smith LLP.

All Other Fees.  During the fiscal years ended December 31, 2006 and 2007, the Corporation paid Perry-Smith LLP $35,340 and $24,575, respectively, in connection with other matters.

Audit Committee Pre-Approval Policy.  The Audit Committee pre-approves the services provided to the Corporation by its independent auditors in connection with the audit of the Corporation’s annual financial statements, the review of the Corporation’s quarterly financial statements and tax preparation and consultation.  Management is not permitted to engage its independent auditors for other audit or permitted non-audit services without the case-by-case pre-approval of the Audit Committee.  The Audit Committee approved all the services provided to the Corporation by its independent auditors described above.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on this proposal shall constitute approval of the appointment of Perry-Smith LLP and authorization of the Audit Committee to set their remuneration.

The Board recommends a vote FOR approval of the appointment of Perry-Smith LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2008 and authorization of the Audit Committee to set their remuneration.

OTHER MATTERS

Proposals of Shareholders

Pursuant to rules adopted by the SEC, if a shareholder intends to propose any matter for a vote at the annual meeting of the shareholders to be held in 2009, but fails to notify the Corporation of such intention prior to March 14, 2009, then a proxy solicited by the Board may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

In order to be included in the proxy statement and form of proxy relating to the Corporation’s annual meeting of shareholders to be held in 2009, proposals which shareholders intend to present at such annual meeting must be received by the corporate secretary of the Corporation, at the Corporation’s principal business office, 204 Edison Way, Reno, Nevada 89502, no later than December 29, 2008.

Undertakings

Unless the Corporation has received contrary instructions, the Corporation intends to deliver only one copy of this Information Circular and one copy of the Annual Report for the year ended December 31, 2007 to multiple shareholders sharing the same address.  Upon written or oral request, the Corporation will provide, without charge, an additional copy of such documents to each shareholder at a shared address to which a single copy of such documents was delivered.   Shareholders at shared addresses that are receiving a single copy of such documents but wish to receive multiple copies, and shareholders at shared addresses that are receiving multiple copies of such documents but wish to receive a single copy, should contact John Fallini, Chief Financial Officer, at 204 Edison Way, Reno, Nevada, 89502, U.S.A., or at the following telephone number:  (775) 858-3750.

Additional Information

Additional information relating to the Corporation is available on SEDAR at www.sedar.com.  Financial information is provided in the Corporation’s comparative financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2007.  Shareholders may contact Shaun Drake at 360 Bay Street, Suite 500, Toronto, Ontario M5H 2V6 (416-361-0737), to request copies of the Company’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Upon written or oral request, the Corporation will provide, without charge, to each person to whom a copy of this Information Circular has been delivered, a copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC (other than the exhibits except as expressly requested).  Requests should be directed to John Fallini, Chief Financial Officer, at 204 Edison Way, Reno, Nevada, 89502, U.S.A., or at the following telephone number:  (775) 858-3750.

*     *     *     *     *     *     *     *     *

The contents and sending of this Information Circular have been approved by the directors of the Corporation.

Dated as of the 14th day of April, 2008.

ALTAIR NANOTECHNOLOGIES INC.

/s/ Terry M. Copeland
Terry M. Copeland, President

Appendix A

Copy of Board Mandate

[see attached]

Mandate of the Board of Directors

Mandate

The Board of Directors (the “Board”) of Altair Nanotechnologies Inc. (the “Company”) will oversee the governance of the Company’s business.

Directors shall exercise their judgment in a manner consistent with their fiduciary duties.  In particular, directors are required to act honestly and in good faith, with a view to the best interests of the Company and its shareholders and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Responsibilities

The Board discharges its responsibilities directly, through delegation to committees of the Board and, as appropriate, through delegation to individual directors.

The Board’s responsibilities, to be discharged directly, through delegation to committees of the Board and, as appropriate, through delegation to individual directors shall include:

Oversight of Management

•
Participating in the selection, appointment, development, evaluation and compensation of the Chief Executive Officer (“CEO”) and other senior officers directly and through the Compensation and Nominating Committee.

•
Promoting, by the actions of the Board and its individual directors, a culture of integrity throughout the Company, consistent with the Company’s Code of Conduct and Code of Ethics.  By the Board’s oversight of senior officers, the Board will encourage the CEO and other executive officers to act with integrity and to create a culture of integrity throughout the Company.

•	Periodically reviewing the Company’s Code of Conduct and Code of Ethics and making changes as appropriate.

Financial and Risk Matters

•	Overseeing the reliability and integrity of the financial statements and other publicly reported financial information, and of the disclosure principles and practices followed by management.

•	Overseeing the integrity of the Company’s internal controls and management information.

•	Reviewing and approving an annual operating budget for the Company and its subsidiaries on a consolidated basis and monitoring the Company’s performance against such budget.

•	Reviewing and approving quarterly financial statements and the release thereof by management.

•
Overseeing the Company’s controls and procedures for the preparation and dissemination of current reports and news releases in an effort to ensure that material information is disseminated in a timely and accurate fashion.

•
Periodically assessing the processes utilized by management with respect to risk assessment and risk management, including the identification by management of the principal risks of the business of the Company, and the implementation by management of appropriate systems to deal with such risks.

Business Strategy

•
Adopting a strategic planning process pursuant to which management develops and proposes, and the Board reviews and approves, significant corporate strategies and objectives, taking into account the opportunities and risks of the business.

•	Reviewing and approving all major acquisitions, dispositions and investments and all significant financings and other significant matters outside the ordinary course of the Company’s business.

Corporate Governance

•	Overseeing the development, implementation and operation of the Company’s corporate governance initiatives.

•	Taking appropriate steps to remain informed about the Board’s duties and responsibilities and about the business and operations of the Company.

•	Ensuring that the Board receives from senior officers the information and input required to enable the Board to effectively perform its duties.

•	Assessing the performance of the Chairman of the Board, the Chairperson of each committee of the Board and each director.

Appendix B

 Copy of Audit Committee Charter

[see attached]

ALTAIR NANOTECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

I.             COMMITTEE’S PURPOSE

The Audit Committee (“Committee”) is appointed by the Board of Directors (“Board”) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) performance of the Company’s internal and independent auditors, and (5) the business practices and ethical standards of the Company.  The Committee is also directly responsible for (a) the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, and (b) the preparation of the report that the Securities and Exchange Commission (“Commission”) requires to be included in the Company’s annual proxy statement.  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles.  These are the responsibility of management and the independent auditor.

II.           COMMITTEE MEMBERSHIP

Independence. The Committee shall consist of three or more members of the Board of Directors, each of whom shall be independent. Independence shall be determined as to each member by the full board. To be considered independent, each Committee member must meet the independence requirements applicable to Audit Committees of companies listed on the NASDAQ Stock Market (“NASDAQ”) under NASDAQ rules and the securities laws of the United States and Canada, and rules promulgated thereunder (the “Securities Laws”). Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Financial Literacy.   All members of the Committee shall be financially literate, as defined by the Commission, or must become financially literate within a reasonable period of time after their appointment to the Committee, and at least one member of the Committee shall be an audit committee financial expert, as determined in the judgment of the Board with reference to the Securities Laws and NASDAQ rules.

III.           COMMITTEE COMPOSITION

The members of the Committee shall be nominated by the Compensation, Nominating and Corporate Governance Committee and appointed by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified.  The Board may remove any member of the Committee at any time.

Chairman. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chair by majority vote of all the Committee members.

IV.           MEETINGS

The Committee shall meet at least four times annually or more frequently as circumstances dictate. Meetings may be in person or by telephone as needed to conduct the business of the Committee.  The Committee may take action by the unanimous written consent of the members in the absence of a meeting.  The Committee shall meet periodically with management, the internal auditors and the independent auditor is separate executive sessions.

V.           AUTHORITY AND RESPONSIBILITY OF THE COMMITTEE

The Audit Committee shall have the authority (1) to exercise all powers with respect to the appointment, compensation, retention and oversight of the work of the independent auditor for the Company and its subsidiaries, (2) to retain special legal, accounting or other consultants to advise the Committee and to pay the fees of such advisors and (3) to determine the amount of funds it needs to operate and direct the CFO make such funds available.  As part of its oversight role, the Committee may investigate any matter brought to its attention, with the full power to retain outside counsel or other experts for this purpose.  Unless special circumstances require the fact or terms of any engagement or appointment made by the Committee to be kept confidential from the Chief Financial Officer, the Committee shall promptly notify the Chief Financial Officer of the fact and terms of any appointment or engagement, and provide copies of related agreements, and shall cause all invoices to be forwarded to or at the direction of the Chief Financial Officer promptly following receipt.  Confidential portions of any agreement or invoice may be redacted.  The Audit Committee may request any officer of employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee.  Without limiting the generality of the foregoing, the Audit Committee shall:

Financial Statements and Disclosure Matters

1.
Review and discuss prior to public dissemination the annual audited and quarterly unaudited financial statements with management and the independent auditor, including major issues regarding accounting, disclosure and auditing procedures and practices as well as the adequacy  of internal controls that could materially affect the Company’s financial statements.  In addition, the review shall include the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Based on the annual review, the Audit Committee shall recommend inclusion of the financial statements in the Annual Report on Form 10-K to the Board.

2.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

3.	Review and discuss reports from the independent auditors on:

A.	Critical accounting policies and practices to be used.

B.
Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramification of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

C.	Other material written communications between the independent auditor and management, such as any management letter.

4.
Discuss with management the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.  Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made.  In its discretion, the Committee may adopt policies requiring specific reviews and approvals with respect to press releases, SEC reports and other disclosures, whether or not financial in nature.

5.	Discuss with management and the independent auditor the effect on the Company’s financial statements of significant regulatory and accounting initiatives as well as off-balance sheet structures.

6.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.
Review with the independent auditor any audit problems or difficulties and management responses, including but not limited to (1) any restrictions on the scope of the auditor’s activities, (2) any restrictions on the access of the independent auditor to requested material, (3) any significant disagreements with management and (4) any audit differences that were noted or proposed by the auditor but for which the Company’s financial statements were not adjusted (as immaterial or otherwise).  The Committee will resolve any disagreements between the auditors and management regarding financial reporting.

8.
Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and internal controls over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

9.	Discuss at least annually with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 - Communication with Audit Committees.

10.	Prepare the Audit Committee report that the Commission requires to be included in the Company’s annual proxy statement and review the matters described in such report.

11.
Obtain from management the annual report on internal controls over financial reporting required by governing rules, as well as the independent auditor’s attestation report on management’s assessment of internal controls over financial reporting.

Responsibility For The Company’s Relationship With The Independent Auditor

12.
Be solely responsible for the appointment, compensation, retention and oversight of the work of the independent auditors employed by the Company.  The independent auditor shall report directly to the Audit Committee.  If the appointment of the independent auditors is submitted for any ratification by stockholders, the Audit Committee shall be responsible for making the recommendation of the independent auditors.

13.
Review, at least annually, the qualifications, performance and independence of the independent auditor.  In conducting such review, the Committee shall obtain and review a report by the independent auditor describing (1) the firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any formal investigation by governmental or professional authorities regarding services provided by the firm which could affect the financial statements of the Company, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditor and the Company that could be considered to bear on the auditor’s independence.  This evaluation shall include the review and evaluation of the lead partner of the independent auditor and shall ensure the rotation of partners in accordance with Commission rules and the securities laws.  In addition, the Committee shall consider the advisability of regularly rotating the audit firm in order to maintain the independence between the independent auditor and the Company.

14.
Approve in advance any audit or permissible non-audit engagement or relationship between the Company and the independent auditors.  The Committee shall establish guidelines for the retention of the independent auditor for any permissible non-audit services.  The Committee hereby delegates to the Chairman of the Committee the authority to approve in advance all audit or non-audit services to be provided by the independent auditor if presented to the full Committee at the next regularly scheduled meeting.

15.
Meet with the independent auditor prior to the audit to review the planning and staffing of the audit including the responsibilities and staffing of the Company’s internal audit department personnel who will assist in the audit.

16.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

17.
Ensure its receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

Oversight Of The Company’s Internal Audit Function

18.	Review the appointment and replacement of the senior internal auditing executive or functional outside equivalent.

19.	Review the activities and organizational structure of the internal auditing function and the significant reports to management prepared by the internal auditing department and management’s responses.

20.	Discuss with the independent auditor and management the internal audit function responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit department.

21.	Obtain from the independent auditor assurance that Section 10A (b) of the Securities Exchange Act of 1934, as amended, has not been implicated.

22.
Obtain reports from management and the Company’s internal auditing function that the Company is in conformity with applicable legal requirements and the Company’s Code of  Conduct and its Code of Ethics for Senior Executives, Financial Officers and Members of the Management Executive Committee (the “Codes”).  Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Codes.

23.
Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters. Also, the Committee shall maintain the Anonymous Reporting Hotline for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting, internal controls or auditing matters.

24.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

25.
Review at least annually legal matters with the Company’s General Counsel that may have a material impact on the financial statements, the Company’s compliance policies, including but not limited to the Foreign Corrupt Practices Act, and any material reports or inquires received from regulators or governmental agencies.

Review of Related Party Transactions

26.
Review and approve (or decline to approve) any proposed transactions between the Company (including its subsidiaries) and any person that is an officer, key employee, director or affiliate of the Company (or any subsidiary), other than transactions that related to the employment and compensation of such persons and are within the scope of the charter of the Compensation, Nominating and Governance Committee Charter. Review disclosures required to be made under the securities laws of insider and affiliated party transactions.

Other

27.
Report regularly to the Board with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

28.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

29.	Perform an annual performance self-evaluation.

COMMITTEE OPERATIONS

The Committee shall meet in person or telephonically at a time and place determined by the Chairman of the Committee, with further meeting to occur, or actions to be taken by unanimous written consent, when deemed appropriate or desirable by the Committee Chairman.  A majority of the Committee members shall constitute a quorum for the transaction of business.  The action of a majority of those present at a meeting when a quorum is present will constitute the actions of the Committee.   The Secretary of the Company, or his or her designee, will keep minutes of all Committee meetings, which will be distributed to all members of the Board.  Prior to each meeting, a preliminary agenda will be prepared by either the Secretary or the Chairman of the Committee.  The Chairman of the Committee will make the final decision regarding the agenda.  The agenda and all materials to be reviewed at the meeting shall be received by the Committee members as far in advance of the meeting date as reasonably practicable.  The Committee shall have such resources and authority as it deems desirable or appropriate to discharge its duties and responsibilities, including the authority to obtain advice and assistance from internal or external legal, human resource, accounting or other experts, advisors or consultants, without seeking approval of the Board or management.  Such independent advisors may be the regular advisors of the Company.  The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

PROXY
Altair Nanotechnologies Inc.
Annual Meeting of Shareholders
on
May 29, 2008
This Proxy Is Solicited By The Board of Directors Of

Altair Nanotechnologies Inc.

The undersigned shareholder of Altair Nanotechnologies Inc. (the "Corporation") hereby nominates, constitutes and appoints Terry M. Copeland, President, or failing him, John Fallini, Chief Financial Officer, or instead of any of them, ___________________________, as nominee of the undersigned to attend and vote for and on behalf of the undersigned at the annual meeting of shareholders of the Corporation (the "Meeting") to be held on the 29th day of May, 2008 and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof, and without limiting the generality of the power hereby conferred, the nominees are specifically directed to vote the shares represented by this proxy as indicated below.

This proxy also confers discretionary authority to vote in respect of any amendments or variations to the matters identified in the Notice of Meeting, matters incident to the conduct of the Meeting and any other matter which may properly come before the Meeting about which the Corporation did not have notice as of the date the Information Circular was filed with the SEC and in such manner as such nominee in his judgement may determine.

A shareholder has the right to appoint a person to attend and act for him and on his behalf at the Meeting other than the persons designated in this form of proxy.  Such right may be exercised by filling the name of such person in the blank space provided and striking out the names of management's nominees, or by completing another proper form of proxy and, in either case, depositing the proxy as instructed below.

To be valid, this proxy must be received by the transfer agent of the Corporation at 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3, Canada not later than 48 hours (excluding Saturdays and holidays) before the time of holding the Meeting or adjournment thereof, or delivered to the chairman on the day of the Meeting or adjournment thereof.

The nominees are directed to vote the shares represented by this proxy as follows:

(1)
ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Corporation or until their respective successor shall have been duly elected, unless earlier terminated in accordance with the bylaws of the Corporation:

☐           FOR all nominees listed below (except as marked to the contrary).

☐           WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Michel Bazinet	Jon N. Bengtson	George E. Hartman
Robert F. Hemphill, Jr.	Pierre Lortie	Robert G. van Schoonenberg
[See Reverse Side]

(2)
Proposal to appoint Perry Smith LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2008 and to authorize the Audit Committee of the Board of Directors to fix their remuneration.

☐ FOR	☐ AGAINST	☐ WITHHOLD

(3)
At the nominee's discretion upon any amendments or variations to matters specified in the notice of the Meeting, matters incident to the conduct of the Meeting, and upon any other matters as may properly come before the Meeting or any adjournments thereof about which the Corporation did not have notice as of the date 45 days before the date on which the Corporation first mailed proxy materials to shareholders.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED FOR AT THE MEETING AND, WHERE A SHAREHOLDER HAS SPECIFIED A CHOICE, WILL BE VOTED OR WITHHELD FROM VOTING ACCORDINGLY. UNLESS A SPECIFIC INSTRUCTION IS INDICATED, SAID SHARES WILL BE VOTED IN FAVOUR OF ALL NOMINEES OF THE BOARD OF DIRECTORS AND IN FAVOUR OF THE APPOINTMENT OF AUDITORS,  ALL OF WHICH ARE SET FORTH IN THE INFORMATION CIRCULAR, ACCOMPANYING THIS PROXY, WHICH IS INCORPORATED HEREIN BY REFERENCE AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

This proxy revokes and supersedes all proxies of earlier date.

DATED this ____ day of ________________, 2008.

PRINT NAME: _______________________________

SIGNATURE: ________________________________

NOTES:

(1)
This proxy must be signed by the shareholder or the shareholder’s attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized.

(2)	A person appointed as nominee to represent a shareholder need not be a shareholder of the Corporation.
(3)	If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of the Corporation.
(4)	Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.

ALTAIR NANOTECHNOLOGIES INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual meeting (the "Meeting") of the shareholders of Altair Nanotechnologies Inc. (the "Corporation") will be held at the Grand Sierra Resort, 2500 E. 2nd Street, Reno, Nevada 89502, Thursday, the 29th day of May 2008, at the hour of 10:00 o'clock in the morning (Pacific time) for the following purposes:

(1)	To receive the audited financial statements of the Corporation for the twelve months ended December 31, 2007, together with the report of the auditors thereon;

(2)	To elect directors;

(3)	To authorize the appointment of the auditors and to authorize the Audit Committee of the Board of Directors to fix their remuneration; and

(4)	To transact such further or other business as may properly come before the Meeting or any adjournment or adjournments thereof.

This notice is accompanied by a form of proxy, a management information circular, the annual report to shareholders of the Corporation containing the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2007, and a supplemental mailing list form.

Shareholders who are unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed form of proxy so that as large a representation as possible may be had at the Meeting.

DATED at Toronto, Ontario as of the 14th day of April, 2008.

BY: ORDER OF THE BOARD

(Sgd.) Terry M. Copeland
President